UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2012 (November 20, 2012)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On November 20, 2012, Kaman Corporation (the “Corporation”) and two of its indirect foreign subsidiaries, RWG Frankenjura-Industrie Flugwerklager GmbH and Kaman Composites-UK Holdings Limited (collectively, together with the Corporation, the “Borrowers”), entered into a new Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as Administrative Agent, Bank of America, N.A. (“Bank of America”) and RBS Citizens, N.A. (“RBS Citizens”) as Co-Syndication Agents, J.P. Morgan Securities LLC (“J.P. Morgan Securities”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and RBS Citizens as Joint Bookrunners and Joint Lead Arrangers, and the other lenders named therein (collectively, the “Lenders”). The Credit Agreement replaces the Corporation's existing Amended and Restated Revolving Credit Agreement and the Second Amended and Restated Term Loan Credit Agreement, both dated as of September 20, 2010, and the other ancillary documents and agreements executed in connection therewith.

Under the terms of the Credit Agreement, the Lenders are providing a $400.0 million revolving credit facility under which the Lenders may make revolving loans and issue letters of credit to or for the benefit of the Borrowers and their subsidiaries. In addition, the Lenders are providing a $100.0 million term loan facility. The Credit Agreement expires on July 31, 2017.

The terms of the revolving credit facility and term loan include the following:

1) Revolving Credit Facility: An aggregate $400.0 million revolving credit facility which expires on July 31, 2017 and includes sublimits for the issuance of standby letters of credit, swingline loans and multicurrency borrowings in certain specified foreign currencies.

2) Term Loan Commitment: A $100.0 million term loan facility with a term expiring on July 31, 2017, requiring quarterly payments of principal (which commence on March 31, 2013) at the rate of $2,500,000 with $55,000,000 payable in the final quarter of the facility's term.

3) Fees and Interest Rates: Facility fees and interest rates are determined on the basis of a base rate and an applicable margin based upon the Corporation's Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement).

4) Expansion Option: Provisions permitting the Corporation from time to time to increase the aggregate amount of each of the revolving credit facility and the term loan facility by up to $100 million with additional commitments from the Lenders, as they may agree, or new commitments from financial institutions acceptable to the Administrative Agent and the Corporation in their reasonable discretion.

5) Prepayment: Provisions permitting the Borrowers to prepay borrowings in whole or in part at any time without premium or penalty, subject to reimbursement of certain costs of the Lenders, and permitting the Corporation to cancel, in whole or in part, the unutilized portion of the commitments under the revolving credit facility in excess of the outstanding loans, the stated amount of all outstanding letters of credit and all unreimbursed amounts drawn under any letters of credit.

6) Corporation Covenants: Provisions containing covenants required of the Corporation and its subsidiaries, including various affirmative and negative financial and operational covenants.

The above summary of the revolving credit facility and term loan is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01.

Security Agreement

On November 20, 2012, the Corporation and its domestic subsidiaries (the “Guarantors”) entered into a new Security Agreement (the “Security Agreement”) with JPMorgan Chase, as Administrative Agent for the Secured Parties, to secure the performance of all payment and other obligations of the Corporation and the Guarantors under the Credit Agreement and the other loan documents, including the Domestic Subsidiary Guarantee, entered into pursuant to such Credit Agreement.

Under the terms of the Security Agreement, the Corporation and each of the Guarantors have granted to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a lien upon and first priority security interest in (and pledge and assignment of), substantially all of the assets and property of the Corporation and each of the Guarantors, now owned or hereafter acquired, wherever located, other than real property (collectively, the “Collateral”), subject to certain specific limitations.

The Collateral also includes: (i) all equity interests held by the Corporation and each Guarantor in their respective domestic subsidiaries; (ii) 66 % of the equity interests held by the Corporation and each Guarantor in their respective material first tier foreign subsidiaries, and (iii) all patents, patent rights and trademarks, service marks and trademark and service mark rights and copyrights owned by the Corporation and the Guarantors, but excludes certain equipment for sale acquired by the Corporation pursuant to the Corporation's Settlement Deed with the Commonwealth of Australia, dated March 12, 2008, as amended.

The Security Agreement terminates upon satisfaction in full of all payment and other obligations (excluding any obligation with respect to certain cash management agreements, secured hedge agreements or secured lines) under the Credit Agreement (and other loan documents related thereto).

The above summary of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference in response to this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

The following agreements were terminated and replaced with the new Credit Agreement and Security Agreement described in Item 1.01 of this report: (i) the Amended and Restated Revolving Credit Agreement dated as of September 20, 2010, among Kaman Corporation and certain subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent and Collateral Agent, RBS Citizens, N.A. and JPMorgan Chase Bank, N.A. as Co-Syndication Agents, and Banc of America Securities LLC, RBS Citizens, N.A. and J.P. Morgan Securities LLC as Co-Lead Arrangers and Book Managers, and various Lenders signatory thereto; (ii) Second Amended and Restated Term Loan Credit Agreement dated as of September 20, 2010 among Kaman Corporation, as Borrower, Bank of America, N.A. as the Administrative Agent and Collateral Agent, RBS Citizens, N.A. as the Syndication Agent, Banc of America Securities LLC and RBS Citizens, N.A. as Co-Lead Arrangers and Book Managers, and various Lenders signatory thereto; (iii) Amended and Restated Security Agreement dated as of September 20, 2010 among Kaman Corporation, Bank of America, N.A., as Collateral Agent and certain domestic subsidiary guarantors signatory thereto; and (iv) Amended and Restated Intercreditor Agreement dated as of September 20, 2010 among Bank of America, N.A., as Revolving Loan Administrative Agent, Bank of America, N.A., as Term Loan Administrative Agent, and Bank of America, N.A., as Collateral Agent, and acknowledged and agreed to by Kaman Corporation and certain subsidiaries of the Corporation signatory thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of Credit Agreement set forth under Item 1.01 above is hereby incorporated by reference in its entirety in response to this Item 2.03.

Item 8.01	Other Events

On November 20, 2012, the Corporation issued a press release announcing the entry into the Credit Agreement. A copy of the Corporation's November 20, 2012 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1
Credit Agreement dated as of November 20, 2012 among Kaman Corporation, RWG Frankenjura-Industrie Flugwerklager GmbH and Kaman Composites-UK Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and RBS Citizens, N.A. as Co-Syndication Agents, and J.P. Morgan Securities LLC, RBS Citizens, N.A. and as Co-Lead Arrangers and Book Managers, and various Lenders signatory thereto.

Exhibit 10.2	Security Agreement dated as of November 20, 2012 among Kaman Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the domestic subsidiary guarantors signatory thereto.

Exhibit 99.1	Press Release issued by Kaman Corporation, dated November 20, 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Vice President and Deputy General Counsel

Date: November 20, 2012

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 10.1
Credit Agreement dated as of November 20, 2012 among Kaman Corporation, RWG Frankenjura-Industrie Flugwerklager GmbH and Kaman Composites-UK Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and RBS Citizens, N.A. as Co-Syndication Agents, and J.P. Morgan Securities LLC, RBS Citizens, N.A. and as Co-Lead Arrangers and Book Managers, and various Lenders signatory thereto.*

Exhibit 10.2	Security Agreement dated as of November 20, 2012 among Kaman Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the domestic subsidiary guarantors signatory thereto.

Exhibit 99.1	Press Release issued by Kaman Corporation, dated November 20, 2012.

*
A list of each exhibit and schedule to the Credit Agreement is set forth in the Table of Contents to the Credit Agreement. The registrant hereby undertakes to furnish to the Commission supplementally upon request a copy of any such exhibits and schedules to the Credit Agreement that are omitted from this report.